Exhibit 10




                  DESCRIPTION OF SELECT RETIREMENT PLAN
                  -------------------------------------


     On June 9, 1994, the Board of Directors established a Select Retirement Plan as part of an overall voluntary attrition program for certain U.S. supplemental compensation roll and above employees selected by the Company to participate. The Plan provides a benefit as if three years of age and three years of contributory service were added to the otherwise eligible employee's attained age and service for retirement plan purposes, provided that the employee's monthly benefits under any applicable retirement plans improve by at least 15%. To participate in the plan, an employee must be selected by management and generally must be at least age 55 and have ten or more years of credited service under the Company's retirement plans. It is expected that substantially all voluntary retirements under the plan will occur no later than December 31, 1994.




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